Exhibit 99.1 234 Kingsley Park Drive Fort Mill, South Carolina 29715 News Release

TICKER SYMBOL	Investor RELATIONS	MEDIA RELATIONS
(NYSE: UFS) (TSX: UFS)	Nicholas Estrela Director Investor Relations Tel.: 514-848-5555 x 85979	David Struhs Vice-President Corporate Services and Sustainability Tel.: 803-802-8031

DOMTAR CORPORATION REPORTS PRELIMINARY FIRST QUARTER 2017 FINANCIAL RESULTS

Seasonally high level of scheduled maintenance; Good momentum in pulp markets

(All financial information is in U.S. dollars, and all earnings per share results are diluted, unless otherwise noted).

•	First quarter 2017 net earnings of $0.32 per share
•	Price increases announced for several pulp grades
•	$91 million of cash flow from operating activities

Fort Mill, SC, April 27, 2017 – Domtar Corporation (NYSE: UFS) (TSX: UFS) today reported net earnings of $20 million ($0.32 per share) for the first quarter of 2017 compared to net earnings of $47 million ($0.75 per share) for the fourth quarter of 2016 and net earnings of $4 million ($0.06 per share) for the first quarter of 2016. Sales for the first quarter of 2017 were $1.3 billion.

Excluding items listed below, the Company had earnings before items1 of $20 million ($0.32 per share) for the first quarter of 2017 compared to earnings before items1 of $47 million ($0.75 per share) for the fourth quarter of 2016 and earnings before items1 of $22 million ($0.35 per share) for the first quarter of 2016.

First quarter 2017 items:

➢	None.

Fourth quarter 2016 items:

➢	Closure and restructuring impact of $(1) million ($(1) million after tax); and
➢	Negative impact of purchase accounting of $1 million ($1 million after tax).

First quarter 2016 items:

➢	Closure and restructuring costs of $2 million ($2 million after tax); and
➢	Impairment of property, plant & equipment of $21 million ($16 million after tax).

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

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QUARTERLY REVIEW

“The Ashdown mill continued to focus its efforts on the production and quality of fluff pulp; we shipped primarily softwood bales in the quarter, but we are making good progress with the qualification of our grades and we’re receiving positive feedback from our customers,” said John D. Williams, President and Chief Executive Officer. “Our pulp business is growing and becoming more meaningful. We’ve shipped nearly 25% more tons when compared to the same quarter last year, and current initiatives will support continued profitable growth. Our nearly 2 million tons of high-quality softwood, fluff and specialty market pulp capacity provides us with a scale business that will add momentum to our growth strategy for years to come.”

Mr. Williams added, “In Personal Care, strong sales growth and operational improvements in the first quarter continue to offset currency, price and cost headwinds. We are focusing our efforts on rolling out our growth plans, capturing the benefits of our cost savings program and building value for our customers to effectively compete in this competitive environment. Our sales pipeline remains active with numerous opportunities to grow in both North America and Europe.”

Operating income was $42 million in the first quarter of 2017 compared to an operating income of $74 million in the fourth quarter of 2016. Depreciation and amortization totaled $80 million in the first quarter of 2017.

Operating income before items1 was $42 million in the first quarter of 2017 compared to an operating income before items1 of $74 million in the fourth quarter of 2016.

(In millions of dollars)	1Q 2017	4Q 2016

Sales	$1,304	$1,274
Operating income (loss)
Pulp and Paper segment	34	74
Personal Care segment	16	13
Corporate	(8)	(13)
Total operating income	42	74
Operating income before items[1]	42	74
Depreciation and amortization	80	85

The decrease in operating income in the first quarter of 2017 was the result of higher maintenance costs, lower productivity, lower average selling prices and higher raw material and other costs. These factors were partially offset by higher volume, lower selling, general and administrative expenses and favorable exchange rates.

When compared to the fourth quarter of 2016, manufactured paper shipments were up 1% and pulp shipments increased 9%. The shipments-to-production ratio for paper was 105% in the first quarter of 2017, compared to 104% in the fourth quarter of 2016. Paper inventories decreased by 36,000 tons and pulp inventories decreased by 61,000 metric tons when compared to the fourth quarter of 2016.

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

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LIQUIDITY AND CAPITAL

Cash flow from operating activities amounted to $91 million and capital expenditures were $34 million, resulting in free cash flow1 of $57 million for the first quarter of 2017. Domtar’s net debt-to-total capitalization ratio1 stood at 30% at March 31, 2017 and at December 31, 2016.

OUTLOOK

For the remainder of the year, we anticipate paper shipments to be in-line with market demand.  We expect to benefit from recently announced pulp price increases, while mix should continue to improve as we convert to more fluff pulp sales at our Ashdown mill. Costs, including freight, labor and chemicals are expected to marginally increase. In Personal Care, market growth, investments in advertising and promotion in addition to new customer wins should drive higher sales, while raw material costs are expected to marginally increase.

EARNINGS CONFERENCE CALL

The Company will hold a conference call today at 10:00 a.m. (ET) to discuss its first quarter 2017 financial results. Financial analysts are invited to participate in the call by dialing 1 (800) 499-4035 (toll free - North America) or 1 (416) 204-9269 (International) at least 10 minutes before start time, while media and other interested individuals are invited to listen to the live webcast on the Domtar Corporation website at www.domtar.com.

The Company will release its second quarter 2017 earnings results on July 27, 2017 before markets open, followed by a conference call at 10:00 a.m. (ET) to discuss results. The date is tentative and will be confirmed approximately three weeks prior to the official earnings release date.

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

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About Domtar

Domtar is a leading provider of a wide variety of fiber-based products including communication, specialty and packaging papers, market pulp and absorbent hygiene products. With approximately 10,000 employees serving more than 50 countries around the world, Domtar is driven by a commitment to turn sustainable wood fiber into useful products that people rely on every day. Domtar’s annual sales are approximately $5.1 billion, and its common stock is traded on the New York and Toronto Stock Exchanges. Domtar’s principal executive office is in Fort Mill, South Carolina. To learn more, visit www.domtar.com.

Forward-Looking Statements

Statements in this release about our plans, expectations and future performance, including the statements by Mr. Williams and those contained under “Outlook,” are “forward-looking statements.” Actual results may differ materially from those suggested by these statements for a number of reasons, including changes in customer demand and pricing, changes in manufacturing costs, future acquisitions and divestitures, including facility closings, and the other reasons identified under “Risk Factors” in our Form 10-K for 2016 as filed with the SEC and as updated by subsequently filed Form 10-Qs. Except to the extent required by law, we expressly disclaim any obligation to update or revise these forward-looking statements to reflect new events or circumstances or otherwise.

- (30) -

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Domtar Corporation

Highlights

(In millions of dollars, unless otherwise noted)

{

	Three months ended	Three months ended
	March 31,	March 31,
	2017	2016
	(Unaudited)
	$	$

Selected Segment Information
Sales
Pulp and Paper	1,073	1,085
Personal Care	249	216
Total for reportable segments	1,322	1,301
Intersegment sales	(18)	(14)
Consolidated sales	1,304	1,287
Depreciation and amortization of property, plant and equipment
Pulp and Paper	64	73
Personal Care	16	16
Total for reportable segments	80	89
Impairment of property, plant and equipment - Pulp and Paper	—	21
Consolidated depreciation and amortization and impairment of property, plant and equipment	80	110

Operating income (loss)
Pulp and Paper	34	19
Personal Care	16	14
Corporate	(8)	(15)
Consolidated operating income	42	18
Interest expense, net	17	17
Earnings before income taxes	25	1
Income tax expense (benefit)	5	(3)
Net earnings	20	4
Per common share (in dollars)
Net earnings
Basic	0.32	0.06
Diluted	0.32	0.06
Weighted average number of common shares outstanding (millions)
Basic	62.6	62.7
Diluted	62.8	62.8
Cash flows from operating activities	91	97
Additions to property, plant and equipment	34	100

Domtar Corporation

Consolidated Statements of Earnings

(In millions of dollars, unless otherwise noted)

	Three months ended	Three months ended
	March 31,	March 31,
	2017	2016
	(Unaudited)
	$	$

Sales	1,304	1,287
Operating expenses
Cost of sales, excluding depreciation and amortization	1,075	1,050
Depreciation and amortization	80	89
Selling, general and administrative	108	103
Impairment of property, plant and equipment	—	21
Closure and restructuring costs	—	2
Other operating (income) loss, net	(1)	4
	1,262	1,269
Operating income	42	18
Interest expense, net	17	17
Earnings before income taxes	25	1
Income tax expense (benefit)	5	(3)
Net earnings	20	4
Per common share (in dollars)
Net earnings
Basic	0.32	0.06
Diluted	0.32	0.06
Weighted average number of common shares outstanding (millions)
Basic	62.6	62.7
Diluted	62.8	62.8

Domtar Corporation

Consolidated Balance Sheets at

(In millions of dollars)

	March 31,	December 31,
	2017	2016
	(Unaudited)
	$	$
Assets
Current assets
Cash and cash equivalents	111	125
Receivables, less allowances of $7 and $7	662	613
Inventories	722	759
Prepaid expenses	34	40
Income and other taxes receivable	15	31
Total current assets	1,544	1,568
Property, plant and equipment, net	2,789	2,825
Goodwill	553	550
Intangible assets, net	607	608
Other assets	132	129
Total assets	5,625	5,680
Liabilities and shareholders' equity
Current liabilities
Bank indebtedness	2	12
Trade and other payables	633	656
Income and other taxes payable	25	22
Long-term debt due within one year	64	63
Total current liabilities	724	753
Long-term debt	1,188	1,218
Deferred income taxes and other	672	675
Other liabilities and deferred credits	356	358
Shareholders' equity
Common stock	1	1
Additional paid-in capital	1,964	1,963
Retained earnings	1,205	1,211
Accumulated other comprehensive loss	(485)	(499)
Total shareholders' equity	2,685	2,676
Total liabilities and shareholders' equity	5,625	5,680

Domtar Corporation

Consolidated Statements of Cash Flows

(In millions of dollars)

	For the three months ended
	March 31, 2017	March 31, 2016
	(Unaudited)
	$	$
Operating activities
Net earnings	20	4
Adjustments to reconcile net earnings to cash flows from operating activities
Depreciation and amortization	80	89
Deferred income taxes and tax uncertainties	(4)	(3)
Impairment of property, plant and equipment	—	21
Stock-based compensation expense	1	1
Changes in assets and liabilities
Receivables	(47)	(6)
Inventories	39	(1)
Prepaid expenses	1	(1)
Trade and other payables	(19)	2
Income and other taxes	21	(9)
Difference between employer pension and other post-retirement contributions and pension and other post-retirement expense	—	(1)
Other assets and other liabilities	(1)	1
Cash flows from operating activities	91	97
Investing activities
Additions to property, plant and equipment	(34)	(100)
Cash flows used for investing activities	(34)	(100)
Financing activities
Dividend payments	(26)	(25)
Stock repurchase	—	(10)
Net change in bank indebtedness	(11)	7
Change in revolving credit facility	(20)	—
Proceeds from receivables securitization facility	—	20
Repayments of receivables securitization facility	(15)	(20)
Repayments of long-term debt	—	(1)
Cash flows used for financing activities	(72)	(29)
Net decrease in cash and cash equivalents	(15)	(32)
Impact of foreign exchange on cash	1	3
Cash and cash equivalents at beginning of period	125	126
Cash and cash equivalents at end of period	111	97
Supplemental cash flow information
Net cash payments (refunds) for:
Interest	19	20
Income taxes	(8)	6

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”) financial metrics identified in bold as “Earnings before items”, “Earnings before items per diluted share”, “EBITDA”, “EBITDA margin”, “EBITDA before items”, “EBITDA margin before items”, “Free cash flow”, “Net debt” and “Net debt-to-total capitalization”. Management believes that the financial metrics are useful to understand our operating performance and benchmark with peers within the industry. The Company calculates “Earnings before items” and “EBITDA before items” by excluding the after-tax (pre-tax) effect of specified items. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

			2017	2016
			Q1	Q1	Q2	Q3	Q4	Year
Reconciliation of "Earnings before items" to Net earnings
	Net earnings	($)	20	4	18	59	47	128
(+)	Impairment of property, plant and equipment	($)	—	16	2	4	—	22
(+)	Closure and restructuring costs	($)	—	2	16	8	(1)	25
(+)	Litigation settlement	($)	—	—	2	—	—	2
(+)	Impact of purchase accounting	($)	—	—	—	—	1	1
(=)	Earnings before items	($)	20	22	38	71	47	178
(/)	Weighted avg. number of common shares outstanding (diluted)	(millions)	62.8	62.8	62.7	62.7	62.7	62.7
(=)	Earnings before items per diluted share	($)	0.32	0.35	0.61	1.13	0.75	2.84

Reconciliation of "EBITDA" and "EBITDA before items" to Net earnings
	Net earnings	($)	20	4	18	59	47	128
(+)	Income tax expense (benefit)	($)	5	(3)	6	16	10	29
(+)	Interest expense, net	($)	17	17	15	17	17	66
(=)	Operating income	($)	42	18	39	92	74	223
(+)	Depreciation and amortization	($)	80	89	87	87	85	348
(+)	Impairment of property, plant and equipment	($)	—	21	3	5	—	29
(=)	EBITDA	($)	122	128	129	184	159	600
(/)	Sales	($)	1,304	1,287	1,267	1,270	1,274	5,098
(=)	EBITDA margin	(%)	9%	10%	10%	14%	12%	12%
	EBITDA	($)	122	128	129	184	159	600
(+)	Closure and restructuring costs	($)	—	2	21	10	(1)	32
(+)	Litigation settlement	($)	—	—	2	—	—	2
(+)	Impact of purchase accounting	($)	—	—	—	—	1	1
(=)	EBITDA before items	($)	122	130	152	194	159	635
(/)	Sales	($)	1,304	1,287	1,267	1,270	1,274	5,098
(=)	EBITDA margin before items	(%)	9%	10%	12%	15%	12%	12%

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures

(In millions of dollars, unless otherwise noted)

			2017	2016
			Q1	Q1	Q2	Q3	Q4	Year
Reconciliation of "Free cash flow" to Cash flows from operating activities
	Cash flows from operating activities	($)	91	97	118	95	155	465
(-)	Additions to property, plant and equipment	($)	(34)	(100)	(119)	(83)	(45)	(347)
(=)	Free cash flow	($)	57	(3)	(1)	12	110	118

"Net debt-to-total capitalization" computation
	Bank indebtedness	($)	2	6	1	—	12
(+)	Long-term debt due within one year	($)	64	41	64	63	63
(+)	Long-term debt	($)	1,188	1,211	1,237	1,309	1,218
(=)	Debt	($)	1,254	1,258	1,302	1,372	1,293
(-)	Cash and cash equivalents	($)	(111)	(97)	(111)	(168)	(125)
(=)	Net debt	($)	1,143	1,161	1,191	1,204	1,168
(+)	Shareholders' equity	($)	2,685	2,736	2,716	2,754	2,676
(=)	Total capitalization	($)	3,828	3,897	3,907	3,958	3,844
	Net debt	($)	1,143	1,161	1,191	1,204	1,168
(/)	Total capitalization	($)	3,828	3,897	3,907	3,958	3,844
(=)	Net debt-to-total capitalization	(%)	30%	30%	30%	30%	30%

“Earnings before items”, “Earnings before items per diluted share”, “EBITDA”, “EBITDA margin”, “EBITDA before items”, “EBITDA margin before items”, “Free cash flow”, “Net debt” and “Net debt-to-total capitalization” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Net earnings, Operating income or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements, thereby leading to different measures for different companies.

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures – By Segment 2017

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”), financial metrics identified in bold as “Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” by reportable segment. Management believes that the financial metrics are useful to understand our operating performance and benchmark with peers within the industry. The Company calculates the segmented “Operating income (loss) before items” by excluding the pre-tax effect of specified items. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

			Pulp and Paper					Personal Care					Corporate					Total
			Q1'17	Q2'17	Q3'17	Q4'17	YTD	Q1'17	Q2'17	Q3'17	Q4'17	YTD	Q1'17	Q2'17	Q3'17	Q4'17	YTD	Q1'17	Q2'17	Q3'17	Q4'17	YTD
Reconciliation of Operating income (loss) to "Operating income (loss) before items"
	Operating income (loss)	($)	34	—	—	—	34	16	—	—	—	16	(8)	—	—	—	(8)	42	—	—	—	42
(+)	Impairment of property, plant and equipment	($)	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
(+)	Impact of purchase accounting	($)	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
(+)	Closure and restructuring costs	($)	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
(+)	Litigation settlement	($)	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
(=)	Operating income (loss) before items	($)	34	—	—	—	34	16	—	—	—	16	(8)	—	—	—	(8)	42	—	—	—	42

Reconciliation of "Operating income (loss) before items" to "EBITDA before items"
	Operating income (loss) before items	($)	34	—	—	—	34	16	—	—	—	16	(8)	—	—	—	(8)	42	—	—	—	42
(+)	Depreciation and amortization	($)	64	—	—	—	64	16	—	—	—	16	—	—	—	—	—	80	—	—	—	80

(=)	EBITDA before items	($)	98	—	—	—	98	32	—	—	—	32	(8)	—	—	—	(8)	122	—	—	—	122
(/)	Sales	($)	1,073	—	—	—	1,073	249	—	—	—	249	—	—	—	—	—	1,322	—	—	—	1,322
(=)	EBITDA margin before items	(%)	9%	—	—	—	9%	13%	—	—	—	13%	—	—	—	—	—	9%	—	—	—	9%

“Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Operating income (loss) or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements thereby leading to different measures for different companies.

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures – By Segment 2016

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”), financial metrics identified in bold as “Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” by reportable segment. Management believes that the financial metrics are useful to understand our operating performance and benchmark with peers within the industry. The Company calculates the segmented “Operating income (loss) before items” by excluding the pre-tax effect of specified items. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

			Pulp and Paper					Personal Care (1)					Corporate					Total
			Q1'16	Q2'16	Q3'16	Q4'16	Year	Q1'16	Q2'16	Q3'16	Q4'16	Year	Q1'16	Q2'16	Q3'16	Q4'16	Year	Q1'16	Q2'16	Q3'16	Q4'16	Year
Reconciliation of Operating income (loss) to "Operating income (loss) before items"
	Operating income (loss)	($)	19	35	89	74	217	14	15	15	13	57	(15)	(11)	(12)	(13)	(51)	18	39	92	74	223
(+)	Impairment of property, plant and equipment	($)	21	3	5	—	29	—	—	—	—	—	—	—	—	—	—	21	3	5	—	29
(+)	Impact of purchase accounting	($)	—	—	—	—	—	—	—	—	1	1	—	—	—	—	—	—	—	—	1	1
(+)	Closure and restructuring costs	($)	2	21	10	(2)	31	—	—	—	1	1	—	—	—	—	—	2	21	10	(1)	32
(+)	Litigation settlement	($)	—	—	—	—	—	—	—	—	—	—	—	2	—	—	2	—	2	—	—	2
(=)	Operating income (loss) before items	($)	42	59	104	72	277	14	15	15	15	59	(15)	(9)	(12)	(13)	(49)	41	65	107	74	287

Reconciliation of "Operating income (loss) before items" to "EBITDA before items"
	Operating income (loss) before items	($)	42	59	104	72	277	14	15	15	15	59	(15)	(9)	(12)	(13)	(49)	41	65	107	74	287
(+)	Depreciation and amortization	($)	73	72	71	68	284	16	15	16	17	64	—	—	—	—	—	89	87	87	85	348

(=)	EBITDA before items	($)	115	131	175	140	561	30	30	31	32	123	(15)	(9)	(12)	(13)	(49)	130	152	194	159	635
(/)	Sales	($)	1,085	1,054	1,054	1,046	4,239	216	228	231	242	917	—	—	—	—	—	1,301	1,282	1,285	1,288	5,156
(=)	EBITDA margin before items	(%)	11%	12%	17%	13%	13%	14%	13%	13%	13%	13%	—	—	—	—	—	10%	12%	15%	12%	12%

“Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Operating income (loss) or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements thereby leading to different measures for different companies.

(1) On October 1, 2016, the Company acquired 100% of the shares of Home Delivery Incontinent Supplies Co. in the United States.

Domtar Corporation

Supplemental Segmented Information

(In millions of dollars, unless otherwise noted)

		2017	2016
		Q1	Q1	Q2	Q3	Q4	Year
Pulp and Paper Segment
Sales	($)	1,073	1,085	1,054	1,054	1,046	4,239
Operating income	($)	34	19	35	89	74	217
Depreciation and amortization	($)	64	73	72	71	68	284
Impairment of property, plant and equipment	($)	—	21	3	5	—	29

Paper
Paper Production	('000 ST)	709	785	715	726	714	2,940
Paper Shipments - Manufactured	('000 ST)	745	786	752	744	739	3,021
Communication Papers	('000 ST)	622	657	627	620	618	2,522
Specialty and Packaging	('000 ST)	123	129	125	124	121	499
Paper Shipments - Sourced from 3rd parties	('000 ST)	29	32	29	35	27	123
Paper Shipments - Total	('000 ST)	774	818	781	779	766	3,144
Pulp
Pulp Shipments(a)	('000 ADMT)	453	369	360	369	415	1,513
Hardwood Kraft Pulp	(%)	4%	6%	4%	5%	8%	6%
Softwood Kraft Pulp	(%)	71%	69%	66%	67%	67%	67%
Fluff Pulp	(%)	25%	25%	30%	28%	25%	27%

Personal Care Segment
Sales	($)	249	216	228	231	242	917
Operating income	($)	16	14	15	15	13	57
Depreciation and amortization	($)	16	16	15	16	17	64

Average Exchange Rates	$US / $CAN	1.323	1.375	1.289	1.305	1.333	1.325
	$CAN / $US	0.756	0.727	0.776	0.766	0.750	0.755
	€ / $US	1.066	1.103	1.130	1.116	1.078	1.107

(a)  Figures are gross of market pulp purchased from other producers on the open market for some of our paper making operations. Pulp Shipments represent the amount of pulp produced in excess of our internal requirement.

Note: the term “ST” refers to a short ton and the term “ADMT” refers to an air dry metric ton.